EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 372  to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated June 30, 2023 which was filed as Exhibit (i) to Post-Effective Amendment No. 358.

/s/ Nicholas S. Di Lorenzo
Nicholas S. Di Lorenzo, Esq.

February 26, 2026
Boston, Massachusetts